Exhibit 5.1

August 18, 2021

Cascadia Acquisition Corp.

1000 2nd Avenue, Suite 1200

Seattle, Washington 98104

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Cascadia Acquisition Corp., a Delaware corporation (the “Company”), in connection with the initial public offering by the Company of up to 17,250,000 units of the Company (the “Units”) (including up to 2,250,000 Units subject to an over-allotment option), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one share of Class A Common Stock. The Units, and the Class A Common Stock and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.” The Securities are included on a registration statement on Form S-1, initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 3, 2021 (as amended, the “Registration Statement”, and the related prospectus contained therein, the “Prospectus”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”).

In our capacity as counsel to the Company, we have examined or are otherwise familiar with (a) the form of the Company’s Amended and Restated Certificate of Incorporation (the “New Charter”); (b) the Company’s Bylaws; (b) the Registration Statement; (c) the Prospectus; (d) the form of Underwriting Agreement proposed to be entered into between the Company and Cantor Fitzgerald & Co. (the “Underwriting Agreement”); (e) such of the corporate proceedings with respect to the issuance and sale of the Securities as have occurred prior to or as of the date hereof and (f) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing and subject to the additional exclusions and qualifications set forth below, we are of the opinion that:

1.

When the Registration Statement becomes effective under the Securities Act and the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

When the Registration Statement becomes effective under the Securities Act and the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the shares of Class A Common Stock included in the Units will be validly issued, fully paid and nonassessable.

3.

When the Registration Statement becomes effective under the Securities Act and the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Warrants included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)   Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)   We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)   We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Delaware and, as to the Units and the Warrants constituting legally binding obligations of the Company, the law of New York, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the prospectus of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP